Exhibit 4.9.5

EXECUTION COPY

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND FOURTH AMENDMENT TO GUARANTY AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND FOURTH AMENDMENT TO GUARANTY AND SECURITY AGREEMENT (this “Amendment”), dated as of April 26, 2012 is entered into by and among the Lenders signatory hereto, BANK OF AMERICA, N.A., as Agent for the Lenders (in such capacity, “Agent”), HEADWATERS CONSTRUCTION MATERIALS, INC., a Utah corporation (“HCM”), TAPCO INTERNATIONAL CORPORATION, a Michigan corporation (“Tapco”), HEADWATERS RESOURCES, INC., a Utah corporation (“HRI”, and together with HCM, Tapco, and each of HRI’s, HCM’s and Tapco’s subsidiaries identified on the signature pages hereof, each individually a “Borrower”, and collectively, the “Borrowers”), HEADWATERS INCORPORATED, a Delaware corporation (“Parent”) and HEADWATERS PLANT SERVICES, INC., a Utah corporation.

RECITALS

A.                                    Borrowers, Agent and the lenders party thereto from time to time (each a “Lender” and collectively the “Lenders”) have previously entered into that certain Loan and Security Agreement dated as of October 27, 2009 (as amended, supplemented, restated and modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers.  Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.                                    Guarantors and Agent have previously entered into that certain Guaranty and Security Agreement dated as of October 27, 2009 (as amended, supplemented, restated and modified from time to time, the “Guaranty”), pursuant to which Guarantors have guarantied the loans and other financial accommodations made available to Borrowers by Agent and the Lenders.

C.                                    Borrowers have requested that Agent and the Required Lenders amend the Loan Agreement and Guarantors have requested that Agent and the Required Lenders amend the Guaranty, which Agent and the Required Lenders are willing to do pursuant to the terms and conditions set forth herein.

D.                                    Borrowers and Guarantors are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement or the Guaranty is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Amendments to Loan Agreement.

(a)                                 The following definitions are hereby added to Section 1.1 of the Loan Agreement in their proper alphabetical order:

“2.5% Notes: the “2.5% Notes” as defined in the Guaranty and Security Agreement.”

“2012 Convertible Notes: the “2012 Convertible Notes” as defined in the Guaranty and Security Agreement.”

“2012 Senior Notes Conditions: the following conditions for 2012 Senior Notes Debt: (a) all such Debt is in an aggregate principal amount that does not exceed $65,000,000; (b) all of the proceeds of such Debt are used (i) to repurchase the 2.5% Notes through a tender offer, open market purchase, redemption or discharge of the 2.5% Notes and (ii) to pay reasonable, documented, out-of-pocket costs and expenses incurred by Borrowers or Parent in connection with the issuance of such Debt, including tender premiums, consent payments, redemption premiums and accrued and unpaid interest; (c) any such Debt has a final maturity no sooner than ninety (90) days after the Revolver Termination Date; (d) any such Debt has an interest rate no greater than 10.0%,  (e) any such Debt is subordinated to the Obligations at least to the same extent as that permissible for the Senior Notes Refinancing Debt; (f) all such Debt is subject to the Intercreditor Agreement; (g) the representations, covenants and defaults applicable to any such Debt are no less favorable to Borrowers than those permissible for the Senior Notes Refinancing Debt; (h) no additional Lien is granted to secure any such Debt other than Liens that are permissible under the Senior Notes Refinancing Debt; (i) no additional Person is obligated on any such Debt other than Persons who are permitted to be obligated under the Senior Notes Refinancing Debt; (j) upon giving effect to any such Debt, no Default or Event of Default exists; and (k) all such Debt has been incurred by Parent on or prior to the date that is one hundred eighty (180) days after the Fifth Amendment Effective Date.”

“2012 Senior Notes Debt: Borrowed Money incurred by Parent that satisfies each of the 2012 Senior Notes Conditions.”

“Fifth Amendment Effective Date: April 26, 2012.”

“Guaranty and Security Agreement: that certain Guaranty and Security Agreement, dated as of October 27, 2009, among the Guarantors signatory thereto and Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.”

“Term Debt: any one or more of the following Debt: (a) the Senior Notes Refinancing Debt, (b) any of the Convertible Subordinated Notes (as defined in the Guaranty and Security Agreement), (c) the 2012 Senior Notes Debt, and (d) any Refinancing Debt of any of the foregoing permitted under this Agreement or under the Guaranty and Security Agreement.”

(b)                                 The clause (d) of the definition of “Change of Control” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(d) any “change of control” occurs under the Senior Secured Notes Documents or any document governing Senior Notes Refinancing Debt or 2012 Senior Notes Debt.”

(c)                                  The definition of “Fixed Charges” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Fixed Charges: the sum of cash interest paid or scheduled to be paid (other than cash premiums paid in connection with extinguishing (x) the Debt evidenced by the Senior Secured Notes Documents to the extent such premiums constitute interest expense, or (y) the Debt evidenced by the 2.5% Notes or the 2012 Senior Notes Debt to the extent such premiums are substantially contemporaneously funded with the proceeds of new Debt permitted to be incurred hereunder and such premiums constitute interest expense), principal payments made or scheduled to be made on Consolidated Borrowed Money (other than (i) repayments of the Revolver Loans, (ii) payments made to extinguish the Debt evidenced by the Senior Secured Notes Documents solely to the extent such Debt is replaced or refinanced on a dollar-for-dollar basis with Senior Notes Refinancing Debt, (iii) payments made to extinguish the Debt evidenced by the 2.5% Notes solely to the extent such Debt is replaced or refinanced on a dollar-for-dollar basis with the 2012 Convertible Notes or the 2012 Senior Notes Debt, (iv) payments made to extinguish the Debt evidenced by the 2012 Senior Notes Debt solely to the extent such Debt is replaced or refinanced on a dollar-for-dollar basis with Refinancing Debt, and (v) payments made to extinguish the Debt evidenced by the Convertible Subordinated Notes in an amount not to exceed the amount of any proceeds received by (a) Energy Services or its Subsidiaries (as defined in the Guaranty and Security Agreement) from the Coal Cleaning Disposition or any Partial Coal Cleaning Disposition, and (b) Headwaters Ethanol Holdings LLC, a Utah limited liability company, from a sale of its membership interests in Blue Flint Ethanol LLC, a Delaware limited liability company, in each case, solely to the extent such payments are made within six (6) months after receipt of any such proceeds), and Distributions made.  Capitalized terms used in this definition and not otherwise defined in this Agreement shall have the meanings provided in the Guaranty and Security Agreement.”

(d)                                 The definition of “Intercreditor Agreement” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Intercreditor Agreement: the Intercreditor Agreement of even date herewith, between the Senior Secured Notes Collateral Agent and the Agent, and any amendments or joinders thereto, in form and substance satisfactory to Agent, to include any agent for the holders of any Senior Notes Refinancing Debt or 2012 Senior Notes Debt.”

(e)                                  The definition of “Refinancing Debt” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d), (k), (p) or (q).”

(f)                                   The definition of “Revolver Termination Date” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Revolver Termination Date: the earlier of: (x) three (3) months prior to the final maturity date of any of the Term Debt, or (y) October 27, 2014.”

(g)                                  The definition of “Senior Notes Refinancing Debt” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Senior Notes Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of the Debt evidenced by the Senior Secured Notes Documents and, for clarification, means the 7 5/8% senior secured notes due 2019, issued by Parent.”

(h)                                 The definition of “Senior Secured Notes Collateral Agent” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Senior Secured Notes Collateral Agent:  Wilmington Trust, FSB, any successor Trustee under any indenture governing any Senior Notes Refinancing Debt or any successor Trustee under any indenture governing any 2012 Senior Notes Debt.”

(i)                                     Section 10.2.1 of the Loan Agreement is hereby amended by:

(i)                                     deleting the “and” at the end of clause (o) of such Section,

(ii)                                  deleting the “.” at the end of clause (p) of such Section and inserting an “; and” in lieu thereof,

(iii)                               adding the following new clause (q) immediately following clause (p) such Section:

“(q)  So long as Parent has not incurred any Debt permitted under Section 5.2(a)(xvi)(1) of the Guaranty and Security Agreement, and subject to the terms of the Intercreditor Agreement, 2012 Senior Notes Debt of any Borrower or any Guarantor.”, and

(iv)                              amending and restating the last paragraph of such Section in its entirety to read as follows:

“For purposes of determining compliance with this Section 10.2.1, in the event that an item of Debt meets the criteria of more than one of the categories of Debt described in clause (a) through (q) above, Borrowers may, in their sole discretion, classify and reclassify or later divide, classify or reclassify such item of Debt (or any portion thereof) and will only be required to include the amount and type of such Debt in one or more of the above clauses.”

(j)                                    Section 10.2.2(m) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(m)  so long as such Liens are subject to the terms of the Intercreditor Agreement, Liens securing (i) Debt arising under the Senior Secured Notes Documents, (ii) Senior Notes Refinancing Debt, and (iii) Debt permitted under Section 10.2.1(q);”

(k)                                 Section 10.2.4(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Declare or make any Distributions, except: (i) Upstream Payments; (ii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, pay mandatory payments of principal, interest, fees and other obligations on account of Debt owing by Parent; (iii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, pay reasonable administrative and operating expenses, including, cash operating expenses, taxes, and Capital Expenditures arising solely out of the consolidated operations of Parent and its Subsidiaries; and (iv) Borrowers may make a one time distribution to Parent in an aggregate amount not to exceed $5,000,000, so long as (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) after the Closing Date but prior to December

31, 2009, Parent has received a tax refund in an amount not less than $9,000,000, and (C) the aggregate Revolver Commitments at the time of such distribution shall be $80,000,000 or more (it being acknowledged by Borrowers that nothing contained in this Section 10.2.4 shall imply any obligation on the part of Lenders to consent to any increase in the aggregate Revolver Commitments); (v) so long as the conditions set forth in Section 5.2(g)(d)(iii) of the Guaranty and Security Agreement have been satisfied, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, make voluntary prepayments on the Debt evidenced by the 14.75% Notes (as defined in the Guaranty and Security Agreement); (vi) so long as the conditions set forth in Sections 5.2(g)(e)(iii)(A) or (B), as applicable, of the Guaranty and Security Agreement have been satisfied, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, make voluntary prepayments on the Debt evidenced by the 16% Notes (as defined in the Guaranty and Security Agreement); (vii) so long as the conditions set forth in Sections 5.2(g)(f)(iv)(A) or (B), as applicable, of the Guaranty and Security Agreement have been satisfied, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, make voluntary prepayments on the Debt evidenced by the 2.5% Notes; and (viii) so long as (1) the conditions set forth in Sections 5.2(g)(g)(ii)(A) or (B), as applicable, of the Guaranty and Security Agreement have been satisfied, and (2) the 2012 Convertible Notes are permitted under Section 5.2(a)(xvi) of the Guaranty and Security Agreement, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, make voluntary prepayments on the 2012 Convertible Notes (as defined in the Guaranty and Security Agreement); or”

(l)                                     Section 10.2.8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“10.2.8.                                                     Restrictions on Payment of Certain Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); (b) Borrowed Money (other than the Obligations, the Debt evidenced by the Senior Secured Notes Documents or any Senior Notes Refinancing Debt or the 2012 Senior Notes Debt) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of the Required Lenders); (c) Debt evidenced by the Senior Secured Notes Documents, any Senior Notes Refinancing Debt, or any 2012 Senior Notes Debt, except (i) mandatory payments due thereunder as in effect on the Closing Date (or, with respect to the 2012 Senior Notes Debt, as in effect on the date of incurrence of such Debt, or as amended thereafter with the consent of the Required Lenders), and (ii) voluntary prepayments on such Debt so long as (A)(1) no Event of Default exists, (2) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such prepayment, and (3) Borrowers shall have delivered to Agent five Business Days prior written notice of any such prepayment accompanied by detailed calculations confirming that Borrowers are in compliance with the requirements set forth in this clause (c)(ii)(A); or (B) if Excess Availability is less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such prepayment, (1) no Event of Default exists, (2) Excess

Availability is no less than 20% of the aggregate Revolver Commitments immediately after giving effect to any such prepayment, (3) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to any such prepayment and recomputed for the most recent month for which financial statements have been delivered to Agent, is at least 1.0 to 1.0, and (4) Borrowers shall have delivered to Agent five Business Days prior written notice of any such prepayment accompanied by detailed calculations confirming that Borrowers are in compliance with the requirements set forth in this clause (c)(ii)(B); and (d) payments (other than those set forth in clause (a) above) on intercompany loans, except payments by an Obligor to a Borrower; provided, however, that for purposes of the foregoing clause (c) this Section 10.2.8, no mandatory prepayments shall be made to the extent such prepayments are required on account of sales of Revolver Priority Collateral.  For clarification, payments by Parent under the Senior Secured Notes Documents and the documents governing the Senior Notes Refinancing Debt or the 2012 Senior Notes Debt shall not constitute a payment by Borrowers under guarantees of such Debt that would constitute a breach of this Section 10.2.8.   Notwithstanding anything contained in this Agreement to the contrary, for purposes of determining the amount of a mandatory prepayment that shall be deemed to be required to be made on account of a sale of Revolver Priority Collateral, such amount shall equal the lesser of (x) the total proceeds of such sale of Revolver Priority Collateral, and (y) the greater of (i) the value of such assets attributed to the Borrowing Base and (ii) net book value of such assets recorded on the applicable Obligor’s books in accordance with GAAP, in each case for this clause (y), as assessed on the date of such asset sale.”

(m)                             Section 10.2.14 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“10.2.14.                                              Restrictive Agreements.  Become a party to any Restrictive Agreement, except the Senior Secured Notes Documents, the documents governing Senior Notes Refinancing Debt or Debt permitted under Section 10.2.1(q) and except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, including, without limitation, any Refinancing Debt, as long as the restrictions apply only to collateral for such Debt; (c) constituting customary restrictions on assignment in leases and other contracts; or (d) any restrictions imposed on any Property pursuant to an agreement that has been entered into in connection with a Permitted Asset Disposition of such Property.”

(n)                                 The heading to Section 10.2.19 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Amendments to Subordinated Debt, Senior Secured Notes Documents, Senior Notes Refinancing Debt or 2012 Senior Notes Debt.”

(o)                                 Section 10.2.19(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(b)                           Amend, supplement or otherwise modify any document, instrument or agreement relating to any Senior Secured Notes Document, any Senior Notes Refinancing Debt or any 2012 Senior Notes Debt, if such modification (a) increases the principal balance of such Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate or in the case of Debt under the Senior Secured Notes, Senior Notes Refinancing Debt or 2012 Senior Notes Debt, if the effect of such increase would result in the economic return on such Debt increasing by more than 5.00 percentage points per annum in the aggregate for all such Debt (excluding increases resulting from the accrual of interest at the default rate or similar component of the interest rate that is applicable after the occurrence of an event of default); (e) increases or adds any fees or charges; or (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Guarantor, any Borrower or any Subsidiary, or that is otherwise materially adverse to any Guarantor, any Borrower, any Subsidiary or Lenders, except that any acceleration or prepayment that would be prohibited under clause (b) or (c) shall not be prohibited under this Section 10.2.19(b) where such acceleration or prepayment is made in connection with a refinancing of such Senior Secured Notes permitted under Section 10.2.1(p) or of the Senior Notes Refinancing Debt or the 2012 Senior Notes Debt permitted under Section 10.2.1(j).  Nothing contained in this Section 10.2.19(b) shall restrict amendments to the Senior Secured Notes Documents, the documents governing Senior Notes Refinancing Debt or Debt permitted under Section 10.2.1(q) that (i) permit an increase in the aggregate Revolver Commitments or (ii) expand the scope of Collateral included in the Revolver Priority Collateral.”

(p)                                 Section 11.1(f) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(f)                             Any breach or default of a Borrower or Guarantor occurs and is continuing under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations and other than Debt evidenced by the Senior Secured Notes Documents, Senior Notes Refinancing Debt, 2012 Senior Notes Debt or any Refinancing Debt that refinances the Senior Notes Refinancing Debt or 2012 Senior Notes Debt) in excess of $5,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;”

(q)                                 Section 11.1(m) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(m)                       Any breach or default of a Borrower or Guarantor occurs under the Senior Secured Notes, any Senior Secured Notes Documents, any document governing Senior Notes Refinancing Debt, any document governing 2012 Senior Notes Debt or any document governing any Refinancing Debt that refinances the Senior Notes Refinancing Debt or the 2012 Senior Notes Debt; or”

(r)                                    The first sentence of Section 11.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Subject to the rights of holders of the Senior Secured Notes, holders of any Senior Notes Refinancing Debt, holders of any Debt permitted under Section 10.2.1(q) and holders of any Refinancing Debt that refinances the Senior Notes Refinancing Debt or the Debt permitted under Section 10.2.1(q) under the Intercreditor Agreement, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual

Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.”

(s)                                   The first sentence of Section 11.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Subject to the rights of holders of the Senior Secured Notes, holders of any Senior Notes Refinancing Debt, holders of any Debt permitted under Section 10.2.1(q) and holders of any Refinancing Debt that refinances the Senior Notes Refinancing Debt or the Debt permitted under Section 10.2.1(q) under the Intercreditor Agreement, at any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of a Borrower or Guarantor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.”

2.                                      Amendments to Guaranty.

(a)                                 The following definitions are hereby added to Section 1.1 of the Guaranty in alphabetical order:

“ ‘2012 Convertible Notes’ means Borrowed Money that is the result of an extension, renewal, exchange or refinancing of the 2.5% Notes, and that satisfies each of the 2012 Convertible Notes Conditions.”

“ ‘2012 Convertible Notes Conditions’ means the following conditions for the 2012 Convertible Notes: (a) all such Debt is in an aggregate principal amount that does not exceed $60,000,000; (b) all of the proceeds of such Debt are used (i) to repurchase the 2.5% Notes through a tender offer, exchange, open market purchase, redemption or discharge of the 2.5% Notes, and (ii) to pay reasonable, documented, out-of-pocket costs and expenses incurred by Borrowers or Parent in connection with the issuance of such Debt, including tender premiums, consent payments, redemption premiums and accrued and unpaid interest; (c) any such Debt has a final maturity no sooner than, and a weighted average life no less than, the 2.5% Notes; (d) any such Debt has an interest rate no greater than 9.0%; (e) any such Debt is subordinated to the Guaranteed Obligations at least to the same extent as the 2.5% Notes; (f) the representations, covenants and defaults applicable to any such Debt are no less favorable to Guarantors than those applicable to the 2.5% Notes; (g) no Lien is granted to secure such Debt; (h) no Person is obligated on any such Debt other than Parent; and (i) upon giving effect to any such Debt, no Default or Event of Default exists; and (j) all such Debt has been incurred by Parent on or prior to the date that is one hundred eighty (180) days after the Fifth Amendment Effective Date.”

(b)                                 The definition of “Convertible Subordinated Notes” in Section 1.1 of the Guaranty is hereby amended and restated in its entirety to read as follows:

“ ‘Convertible Subordinated Notes’ means, individually and collectively, the (a) 2.5% Notes, (b) 2-7/8% Notes, (c) 14.75% Notes, (d) 16% Notes and (e) the 2012 Convertible Notes.”

(c)                                  The definition of “Refinancing Debt” in Section 1.1 of the Guaranty is hereby amended and restated in its entirety to read as follows:

“ ‘Refinancing Debt’ means Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 5.2(a)(ii), (iv), (xi), (xv) or (xvi).”

(d)                                 Section 5.2(g)(a) of the Guaranty is hereby amended by:

(i)                                     deleting the “and” at the end of clause (xiv) of such Section,

(ii)                                  deleting the “.” at the end of clause (xv) of such Section and inserting an “; and” in lieu thereof,

(iii)                               adding the following new clause (xvi) immediately after clause (xv) of such Section:

“(xvi)  (1) the 2012 Convertible Notes, or (2) subject to the terms of the Intercreditor Agreement, the 2012 Senior Notes Debt; provided that, for clarification, only one of options (1) or (2) of this clause (xvi) shall be permitted hereunder.”, and

(iv)                              amending and restating the last paragraph of such Section in its entirety to read as follows:

“For purposes of determining compliance with this Section 5.2(a), in the event that an item of Debt meets the criteria of more than one of the categories of Debt described in subclauses (i) through (xvi) above, Guarantors may, in their sole discretion, classify and reclassify or later divide, classify or reclassify such item of Debt (or any portion thereof) and will only be required to include the amount and type of such Debt in one or more of the above clauses.”

(e)                                  Section 5.2(b)(xiii) of the Guaranty is hereby amended and restated in its entirety to read as follows:

“(xiii)                  so long as such Liens are subject to the terms of the Intercreditor Agreement, Liens securing (A) Debt arising under the Senior Secured Notes Documents (B) Senior Notes Refinancing Debt, and (C) Debt permitted under Section 5.2(a)(xvi)(2);”

(f)                                   Section 5.2(c)(ii) of the Guaranty is hereby amended and restated in its entirety to read as follows:

“(ii)                            create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under the Senior Secured Notes Documents, under the documents governing Senior Notes Refinancing Debt, under the documents governing Debt permitted under

Section 5.2(a)(xvi)(2), under Applicable Law or in effect on the Closing Date as shown on Schedule 4.1(n).”

(g)                                  Section 5.2(g)(b) of the Guaranty is hereby amended and restated in its entirety to read as follows:

“(b)  Borrowed Money (other than the Debt evidenced by the Senior Secured Notes Documents, any Senior Notes Refinancing Debt, any 2012 Senior Notes Debt or the Convertible Subordinated Notes) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent) unless (i) the Refinancing Condition is satisfied, (ii) subject to Agent’s consent, acquired in connection with an exchange for Debt or (iii) so long as no Change of Control shall result therefrom, acquired in connection with an exchange for Equity Interests;”

(h)                                 Section 5.2(g)(c) of the Guaranty is hereby amended and restated in its entirety to read as follows:

“(c)  Debt evidenced by the Senior Secured Notes Documents, any Senior Notes Refinancing Debt or any 2012 Senior Notes Debt, except:

(i) mandatory payments due thereunder as in effect on the Closing Date (or, with respect to the 2012 Senior Notes Debt, as in effect on the date of incurrence of such Debt, or as amended thereafter with the consent of Agent),

(ii) voluntary payments (whether prepayment, redemption, retirement, acquisition or tender offer) on such Debt so long as the conditions set forth in Section 10.2.8.(c)(ii) of the Loan Agreement have been satisfied, or

(iii) unless

(A) subject to Agent’s consent, acquired in connection with an exchange for Debt, or

(B) so long as no Change of Control shall result therefrom, acquired in connection with an exchange for Equity Interests;

provided, however, that for purposes of this Section 5.2(g)(c), no mandatory prepayments shall be made to the extent such prepayments are required on account of sales of Revolver Priority Collateral;”

(i)                                     Section 5.2(g)(e)(iii)(C) of the Guaranty is hereby amended by deleting the “or” at the end of such Section.

(j)                                    Section 5.2(g)(f) of the Guaranty is hereby amended and restated in its entirety to read as follows:

“(f)  Debt evidenced by the 2.5% Notes, except:

(i) mandatory payments due thereunder as in effect on the Closing Date (or as amended thereafter with the consent of Agent),

(ii) voluntary payments (whether prepayment, redemption, retirement, acquisition or tender offer) made by Parent with respect to or for any of the outstanding 2.5% Notes, but only to the extent that such payments are made from the proceeds of the issuance of the Senior Secured Notes,

(iii) voluntary payments (whether prepayment, redemption, retirement, acquisition, exchange or tender offer) made by Parent with respect to or for any of the outstanding 2.5% Notes, but only to the extent that such payments are made from the proceeds of a substantially contemporaneous incurrence of Debt permitted under Section 5.2(a)(xvi), or

(iv) voluntary payments (whether prepayment, redemption, retirement, acquisition, exchange or tender offer) on such Debt, solely to the extent such payments are made to prepay, redeem, retire, acquire or repurchase in a tender offer such Debt, as the case may be, at the face value of such Debt or less, and so long as:

(A)(1) no Event of Default exists, (2) prior to the making of any such payment, Borrowers or Parent shall have delivered to Agent evidence, in form and substance satisfactory to Agent, that the Coal Cleaning Disposition has occurred, (3) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, and (4) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (f)(iv)(A),

(B)(1) no Event of Default exists, (2) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (3) on a pro forma basis the Coal Cleaning FCCR, measured on a trailing six (6) month basis after giving effect to any such payment and recomputed for the most recent month for which financial statements have been delivered to Agent, is at least 1.0 to 1.0, and (4) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (f)(iv)(B), or

(C)(1) no Event of Default exists, (2) prior to the making of any such payment, Borrowers or Parent shall have delivered to Agent evidence, in form and substance satisfactory to Agent, that a Partial Coal Cleaning Disposition or a sale by Headwaters Ethanol Holdings LLC, a Utah limited liability company, of its membership interests in Blue Flint Ethanol LLC, a Delaware limited liability company, has occurred, (3) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (4) the amount of any such payment does not exceed amount of the proceeds of such Partial Coal Cleaning Disposition and/or the proceeds of a sale by Headwaters Ethanol Holdings LLC, a Utah limited liability company, of its membership interests in Blue Flint Ethanol LLC, a Delaware limited liability company, in each case, which proceeds have been distributed to Parent, and (5) Borrowers or Parent shall have delivered to Agent five Business Days’ prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (f)(iv)(C); or”

(k)           The following new Section 5.2(g)(g) is hereby added to the Guaranty immediately after Section 5.2(g)(f) of the Guaranty and immediately prior to the last paragraph of Section 5.2(g) of the Guaranty:

“(g)  Debt evidenced by the 2012 Convertible Notes, except:

(i) mandatory payments due thereunder as in effect on the date of incurrence of such Debt (or as amended thereafter with the consent of Agent), or

(ii) voluntary payments (whether prepayment, redemption, retirement, acquisition, exchange or tender offer) on such Debt, solely to the extent such payments are made to prepay, redeem, retire, acquire, exchange or repurchase in a tender offer such Debt, as the case may be, at the face value of such Debt or less, and so long as:

(A)(1) no Event of Default exists, (2) prior to the making of any such payment, Borrowers or Parent shall have delivered to Agent evidence, in form and substance satisfactory to Agent, that the Coal Cleaning Disposition has occurred, (3) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, and (4) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (g)(ii)(A),

(B)(1) no Event of Default exists, (2) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (3) on a pro forma basis the Coal Cleaning FCCR, measured on a trailing six (6) month basis after giving effect to any such payment and recomputed for the most recent month for which financial statements have been delivered to Agent, is at least 1.0 to 1.0, and (4) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (g)(ii)(B), or

(C)(1) no Event of Default exists, (2) prior to the making of any such payment, Borrowers or Parent shall have delivered to Agent evidence, in form and substance satisfactory to Agent, that a Partial Coal Cleaning Disposition or a sale by Headwaters Ethanol Holdings LLC, a Utah limited liability company, of its membership interests in Blue Flint Ethanol LLC, a Delaware limited liability company, has occurred, (3) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (4) the amount of any such payment does not exceed amount of the proceeds of such Partial Coal Cleaning Disposition and/or the proceeds of a sale by Headwaters Ethanol Holdings LLC, a Utah limited liability company, of its membership interests in Blue Flint Ethanol LLC, a Delaware limited liability company, in each case, which proceeds have been distributed to Parent, and (5) Borrowers or Parent shall have delivered to Agent five Business Days’ prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (g)(ii)(C).”

(l)            Section 5.2(m) of the Guaranty is hereby amended and restated in its entirety to read as follows:

“(m)  Restrictive Agreements.  Become a party to any Restrictive Agreement, except the Senior Secured Notes Documents, the documents governing Senior Notes Refinancing Debt or Debt permitted under Section 5.2(a)(xvi)(2) and except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, including, without limitation, any Refinancing Debt, as long as the restrictions apply only to collateral for such Debt; (c) constituting customary restrictions on assignment in leases and other contracts; or (d) any restrictions imposed on any Property pursuant to an agreement that has been entered into in connection with a Permitted Asset Disposition of such Property.”

(m)          The heading to Section 5.2(r) of the Guaranty is hereby amended and restated in its entirety to read as follows:

“Amendments to Subordinated Debt, Senior Secured Notes Documents, Senior Notes Refinancing Debt or 2012 Senior Notes Debt.”

(n)           Section 5.2(r)(ii) of the Guaranty is hereby amended and restated in its entirety to read as follows:

“(ii)  Amend, supplement or otherwise modify any document, instrument or agreement relating to any Senior Secured Notes Document, any Senior Notes Refinancing Debt or any 2012 Senior Notes Debt, if such modification (A) increases the principal balance of such Debt, or increases any required payment of principal or interest; (B) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (C) shortens the final maturity date or otherwise accelerates amortization; (D) increases the interest rate or in the case of Debt under the Senior Secured Notes, Senior Notes Refinancing Debt or 2012 Senior Notes Debt, if the effect of such increase would result in the economic return on such Debt increasing by more than 5.00 percentage points per annum in the aggregate for all such Debt (excluding increases resulting from the accrual of interest at the default rate or similar component of the interest rate that is applicable after the occurrence of an event of default); (E) increases or adds any fees or charges; or (F) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Guarantor, any Borrower or any Subsidiary, or that is otherwise materially adverse to any Guarantor, any Borrower or any Subsidiary or Lenders, except that any acceleration or prepayment that would be prohibited under clause (B) or (C) and any fees or charges prohibited under clause (E) shall not be prohibited under this Section 5.2(r)(ii) where such acceleration or prepayment is made, or such fees or charges are incurred, in connection with a refinancing of such Senior Secured Notes permitted under Section 5.2(a)(xv) or of the Senior Notes Refinancing Debt or 2012 Senior Notes Debt permitted under Section 5.2(a)(x).  Nothing contained in this Section 5.2(r)(ii) shall restrict amendments to the Senior Secured Notes Documents, the documents governing Senior Notes Refinancing Debt or the documents governing 2012 Senior Notes Debt that (i) permit an increase in the aggregate Revolver Commitments or (ii) expand the scope of Collateral included in the Revolver Priority Collateral.”

(o)           The first sentence of Section 5.5 of the Guaranty is hereby amended and restated in its entirety to read as follows:

“Subject to the rights of holders of the Senior Secured Notes, holders of any Senior Notes Refinancing Debt, holders of any Debt permitted under Section 5.2(a)(xvi)(2) and holders of any Refinancing Debt that refinances the Senior Notes Refinancing Debt or the Debt permitted under Section 5.2(a)(xvi)(2) under the Intercreditor Agreement, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Guarantors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.”

(p)           The first sentence of Section 5.6 of the Guaranty is hereby amended and restated in its entirety to read as follows:

“Subject to the rights of holders of the Senior Secured Notes, holders of any Senior Notes Refinancing Debt, holders of any Debt permitted under Section 5.2(a)(xvi)(2) and holders of any Refinancing Debt that refinances the Senior Notes Refinancing Debt or the Debt permitted under Section 5.2(a)(xvi)(2) under the Intercreditor Agreement, at any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of a Guarantor against any Guaranteed Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Guaranteed Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.”

3.             Consent regarding New Subsidiary.  Borrowers have informed Agent that prior to the date hereof, HCM has formed a new Subsidiary, HCM Louisiana, LLC, a Utah limited liability company (“HCM Louisiana”).  Agent and the Required Lenders hereby (a) consent to the formation of HCM Louisiana solely for purposes of Section 10.2.10 of the Loan Agreement, as of the date of formation of HCM Louisiana, and (b) solely with respect to HCM Louisiana, acknowledge and agree that the time period set forth in Section 10.1.9 of the Loan Agreement for Borrowers to comply with the requirements of Section 10.1.9 of the Loan Agreement is hereby extended to twenty (20) days after the Fifth Amendment Effective Date.

4.             Effectiveness of this Amendment.  The following shall have occurred before this Amendment is effective:

(a)           Amendment.  Agent shall have received this Amendment, executed by Borrowers, Guarantors and each Required Lender in a sufficient number of counterparts for distribution to all parties.

(b)           Representations and Warranties.  The representations and warranties set forth herein must be true and correct.

(c)           No Default.  No event has occurred and is continuing that constitutes an Event of Default.

(d)           Other Required Documentation.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

5.             Amendment Fee.  On or prior to the date that is one week after the Fifth Amendment Effective Date, Agent shall have received, for the ratable benefit of the Lenders signatory to this Amendment, a non-refundable amendment fee in an amount equal to 0.15% times the aggregate Revolver Commitments held by the Lenders signatory to this Amendment, which shall be fully earned on the date of this Amendment and due and payable on the date that is one week after the Fifth Amendment Effective Date.

6.             Representations and Warranties.  Each Guarantor and each Borrower represents and warrants as follows:

(a)           Authority.  Each Guarantor and each Borrower has the requisite power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by each Guarantor and each Borrower of this Amendment have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions.

(b)           Enforceability.  This Amendment has been duly executed and delivered by each Guarantor and each Borrower.  This Amendment and each Loan Document to which each Guarantor or each Borrower is a party (as amended or modified hereby) is the legal, valid and binding obligation of such Guarantor and such Borrower, enforceable against such Guarantor and such Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity, and is in full force and effect.

(c)           Representations and Warranties.  The representations and warranties contained in each Loan Document to which each Guarantor or each Borrower is a party (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)           Due Execution.  The execution, delivery and performance of this Amendment are within the power of each Guarantor and each Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Guarantor or such Borrower.

(e)           No Default.  No event has occurred and is continuing that constitutes an Event of Default.

7.             Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks).  The consent to forum and arbitration provisions set forth in Section 14.15 of the Loan Agreement are hereby incorporated in this Amendment by reference.

8.             Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or a substantially similar electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or a substantially similar electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

9.             Reference to and Effect on the Loan Documents.

(a)           Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.  Upon and after the effectiveness of this Amendment, each reference in the Guaranty to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Guaranty, and each reference in the other Loan Documents to “the Guaranty”, “thereof” or words of like import referring to the Guaranty, shall mean and be a reference to the Guaranty as modified and amended hereby.

(b)           Except as specifically amended above, the Loan Agreement, the Guaranty and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Guarantors and Borrowers, as applicable, to Agent and the Lenders.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)           To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

10.          Ratification.  Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof, and each Guarantor hereby restates, ratifies and reaffirms each and every term and condition set forth in the Guaranty, as amended hereby, and the Loan Documents effective as of the date hereof.

11.          Estoppel.  To induce Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Borrower and each Guarantor hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of such Borrower or such Guarantor as against Agent or any Lender with respect to the Obligations.

12.          Integration.  This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

13.          Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

HEADWATERS RESOURCES, INC.,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

METAMORA PRODUCTS CORPORATION OF ELKLAND,
a Pennsylvania corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HEADWATERS SERVICES CORPORATION,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HEADWATERS CONSTRUCTION MATERIALS, INC.,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HCM UTAH, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HEADWATERS CONSTRUCTION MATERIALS, LLC,
a Texas limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HCM STONE, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

DUTCH QUALITY STONE, INC.,
an Ohio corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO SC-ACQUISITION CO.,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO G-ACQUISITION CO.,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO STONE LLC,
a Delaware limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO STONE ACQUISITION CO., LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO STONE FUNDING CO., LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

STONECRAFT MANUFACTURING, LLC,
an Ohio limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

CHIHUAHUA STONE, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO STONE OPERATIONS, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

L-B STONE, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

TAPCO INTERNATIONAL CORPORATION,
a Michigan corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

METAMORA PRODUCTS CORPORATION,
a Michigan corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

MTP, INC.,
an Ohio corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ATLANTIC SHUTTER SYSTEMS, INC.,
a South Carolina corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

INSPIRE SERVICES, LLC,
a Michigan limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

STONECRAFT SALES, LLC,
a Michigan limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

GUARANTORS:

HEADWATERS INCORPORATED,
a Delaware corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HEADWATERS PLANT SERVICES, INC.,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and as a Lender

By:	/s/ Monirah J. Masud
Name:	Monirah J. Masud
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

ZIONS FIRST NATIONAL BANK,
as a Lender

By:	/s/ Tracy A. Groll
Name:	Tracy A. Groll
Title:	Senior Vice President